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                                                                    Exhibit 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated September 22, 1999, except for Note O for which the date is October 22, 1999, relating to the financial statements of Switchboard Incorporated, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 5, 2000